Exhibit 23.1


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER

      As independent petroleum engineers, Cawley, Gillespie & Associates, Inc. hereby consents to the use of its name included in, or incorporated by reference into, the registration statement on Form S-1 (Post-Effective Amendment No.1) (file no. 333-130259) by Quest Resource Corporation and to the reference to its estimates of reserves and present value of future net revenues as of December 31, 2005 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated March 27, 2006.



Cawley, Gillespie & Assoc., Inc.
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Cawley and Gillespie & Associates, Inc.
Petroleum Engineers

Ft. Worth, Texas
March 30, 2006